Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Collins & Aikman Corporation of our report dated February 21, 2002 relating to the 2001 financial statements and financial statement schedules, which appears in Collins & Aikman Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
April 12, 2002